Exhibit 32

Written Statement of the Interim Chief Executive Officer and Executive Vice President and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Interim Chief Executive Officer and Executive Vice President and Chief Financial Officer of Hudson Highland Group, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARY JANE RAYMOND
Mary Jane Raymond

February 23, 2011